Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of April 5, 2020 (the “Effective Date”), by and between American BriVision (Holding) Corporation, a Nevada corporation (the “Company”) and the undersigned hereof (the “Investor”).

WHEREAS, pursuant to certain Securities Purchase Agreements dated January 21, 2020 ((the “SPA”), the Company issued to the Investor certain convertible promissory note for the aggregate principal amount of $[●] plus accrued interest expenses (the “Original Note”);

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Investor desire to enter into a transaction (the “Exchange”) wherein, in exchange of the Original Note, the Company shall issue to the Investor such number of shares (“Shares”) of common stock, par value $0.001, of the Company set forth on the signature page hereof, and the Warrant (the “Warrant”) to purchase such number shares of common stock (the “Warrant Shares”) set forth on the signature page hereof at an initial exercise price of $5.00 per share exercisable three years after the issuance date, in the form attached hereto as Exhibit A, the Warrant and the Shares are collectively referred to as the “Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange; Forbearance. The closing (the “Closing”) of the Exchange will occur on or before third Trading Day (or such later date as the parties hereto may agree in writing) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). From the date of this Agreement up to and through 5:00 pm Eastern Standard time on the Closing Date, the Investor shall take no action to enforce its rights under the Original Note. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor and the Company shall exchange the Original Note for the Securities. At the Closing, the following transactions shall occur:

1.1. On the Closing Date, the Company shall issue the Shares and deliver the Warrant to the Investor. On the Closing Date, the Investor shall be deemed for all purposes to have become the holder of record of the Shares and the Warrant, irrespective of the date the Company delivers the Shares and Warrant to the Investor.

1.2. Upon receipt of the Shares and Warrant in accordance with this Section 1.1, all of the Investor’s rights under the Original Note shall be extinguished. Within three Trading Days of the Closing, the investor shall deliver the Original Note to the Company for cancellation.

1.3 It shall be a condition to the obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, provided Exchange Approval (as hereinafter defined) is obtained in a timely manner.

2.3 Valid Issuance of the Shares and Warrant. The Shares and the Warrant when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Warrant Shares when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

2.4 Compliance With Laws. The Company has complied in all material respects with all laws, rules, and regulations applicable to it and its business, and the Company has not received notice of any such violation.

2.5 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, other than Exchange Approval, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.6 Acknowledgment Regarding Investor’s Purchase of the Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length Investor with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that the Investor is not: (i) an officer or director of the Company; (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act); or (iii) to the knowledge of the Company, a “beneficial owner” of 4.99% or more of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange, this Agreement, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange, this Agreement, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

3. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1. Authority. The Investor has the full right and power to enter into and perform pursuant to this Agreement and to make an investment in the Company, and this Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms. The Investor is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Agreement.

3.2. Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3. Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

3.4. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.5. Ownership of Original Note. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Note free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Original Note to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Original Note or any Securities of Common Stock issuable upon the delivery of the Issuance Notice and corresponding deduction of the face amount of the Securities, or pursuant to the terms of the Warrant.

3.6.. Sophistication and Knowledge. The Investor and/or with its representative(s) has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Securities. The Investor is not relying on the Company with respect to the tax and other economic considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only the Investor's own advisor(s).

3.7 Investment Experience. Such Investor acknowledges that the investment in the Securities pursuant to this Agreement is a highly speculative investment and that it can bear the economic risk and complete loss of such investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor is not relying on the Company with respect to the tax and other economic considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only the Investor's own advisor(s).

3.8 Access to Information. The Investor, in making the decision to purchase the Securities, has relied solely upon independent investigations made by it and/or its representatives, if any. The Investor and/or its representatives during the course of this transaction, and prior to the purchase of any Securities, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Securities and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company. The Investor acknowledges that it understands that the Company publishes periodic reports under the Securities Exchange Act of 1934 on the website of the Securities and Exchange Commission (the “SEC”), which can be accessed at www.sec.gov. Such Investor has read the Company’s periodic reports available online and acknowledges that such information is sufficient for the Investor to evaluate the risks of investing in the Securities. The Investor is not relying on any disclosures concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the public reports filed by the Company with the SEC.

3.9 Lack of Liquidity. The Investor acknowledges that the purchase of the Securities involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Securities, including the total loss of its investment. The Investor has no present need for liquidity in connection with its purchase of the Securities.

3.10 No Public Solicitation. The Investor is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Investor in connection with investments in securities generally.

3.11 Restricted Securities.

(1) The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor understands that this offering is not intended to be part of the public offering, and that the Investor will not be able to rely on the protection of Section 11 of the Securities Act.

(2) Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that such Investor is familiar with Rule 144 and Rule 144A, of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 and Rule 144A, as applicable, permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 or Rule 144A is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(3) Each certificate representing the Securities and the Warrant shall be endorsed with the following legends as well as any other legend required to be placed thereon by applicable federal or state securities laws.:

“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(4) The Investor consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Securities.

4. Additional Covenants

4.1. Blue Sky. The Company shall make all filings relating to the Exchange required by Regulation D under the Securities Act and under applicable securities or “blue sky” laws of the states of the United States following the date hereof.

4.2. Fees and Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company will reimburse the Investor for $10,000 in legal expenses upon execution of this Agreement.

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in or for Delaware County, Pennsylvania, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next Trading Day delivery, or by email followed by overnight next Trading Day delivery, to the address as provided for on the signature page to this agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Shares.

6. Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

6.1 “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

6.2. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.3. “Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTCQB, the OTCQX, the OTC Pink or any other market operated by the OTC Markets Group Inc. or any successors of any of these exchanges or markets.

6.4. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

6.5. “Transaction Documents” means this Agreement, the Shares and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

American BriVision (Holding) Corporation

By:	/s/ Chihliang An
Name: Chihliang An
Title: Chief Financial Officer

Address for Notices:

44370 Old Warm Springs Blvd.
Fremont, CA 94538

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

[●]

By:
Name: [●]
Title: [●]

Principal Amount of the Original Note: __________ Number of Shares of Common Stock to be received:____________[1] Warrant to Purchase such number of share of Commons Stock: __________ [2]

Address for Notices:

[1]	The number of Shares shall be the principal amount of the Original Note divided by 70% of the average OTC closing price for the 15 trading days preceding the Closing of the Exchange.

[2]	The number of Warrant Shares shall be the principal amount of the Original Note divided by 70% of the average OTC closing price for the 15 trading days preceding the Closing of the Exchange.

EXHIBT A

Form of Warrant